EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Lev Zaidenberg, the Chief Executive Officer and Director of Energtek Inc. (the “Company”) and Doron Uziel, the Treasurer of the Company, certify, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to each of their knowledge, the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 26, 2008
ENERGTEK, INC.

By:	/s/ Lev Zaidenberg
Name:	Lev Zaidenberg
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Doron Uziel
Name:	Doron Uziel
Title:	Treasurer
(Principal Financial Officer)